Exhibit 10.2

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT (this “Agreement”) made as of [•], 2021 by and between Stellus Private Credit BDC, a Delaware statutory trust (the “Fund”), and Stellus Capital Management, LLC, a Delaware limited liability company (the “Administrator”).

WITNESSETH:

WHEREAS, the Fund is a newly organized closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Administrator hereby agree as follows:

1.     Duties of the Administrator.

(a) Employment of Administrator. The Fund hereby employs the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Fund. Without limiting the generality of the foregoing, the Administrator shall provide the Fund with office facilities, equipment, clerical, bookkeeping, and record keeping services at such office facilities, and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator shall be responsible for the financial and other records that the Fund is required to maintain and shall prepare all reports to its stockholders, as well as reports and other materials required to be filed with the Securities and Exchange Commission (the “SEC”). At the Fund’s request, the Administrator will provide on the Fund’s behalf significant managerial assistance to those portfolio companies to which the Fund is required to offer such assistance. In addition, the Administrator will assist the Fund in determining and publishing the Fund’s net asset value, overseeing the preparation and filing of the Fund’s tax returns, and the printing and dissemination of reports to stockholders of the Fund, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

2.     Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and, if required by any applicable statutes, rules and regulations, including without limitation, the 1940 Act, will maintain and keep such books, accounts and records in accordance with such statutes, rules and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records that it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement. The Administrator may engage one or more third parties to perform all or a portion of the foregoing services.

3.     Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information of natural persons pursuant to Regulation S-P of the SEC, shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.     Compensation; Allocation of Costs and Expenses.

(a) In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including the costs and expenses charged by any sub-administrator that may be retained by the Administrator to provide services to the Fund or on the Administrator’s behalf. Specifically, the reimbursements made by the Fund to the Administrator shall include, but not be limited to:

(i).the allocable portion of the Administrator’s rent for the Fund’s Chief Financial Officer and the Chief Compliance Officer and their respective staffs;

(ii). the allocable portion of the salaries, bonuses, benefits and expenses of the Fund’s Chief Financial Officer and Chief Compliance Officer and their respective staffs;

(iii).the actual cost of goods and services, including license fees for software tools and information technology, used for the Fund and obtained by the Administrator from entities not affiliated with the Fund;

(iv).all fees, costs and expenses associated with the engagement of a Sub-Administrator; and

(v). costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statement amendments, prospectus supplements, and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.

(b) The Fund will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Fund’s investment advisor (the “Advisor”), pursuant to that certain Investment Advisory Agreement, dated as of [•], 2021, by and between the Fund and the Advisor. Costs and expenses to be borne by the Fund include, but are not limited to, those relating to: the Fund’s organization; calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firms); expenses, including travel expense, incurred by the Advisor or payable to third parties performing due diligence on prospective portfolio companies, monitoring the Fund’s investments and, if necessary, enforcing its rights; interest payable on debt, if any, incurred to finance the Fund’s investments; fees and expenses related to the Fund’s borrowings, offerings of the Fund’s common stock and other securities (including underwriting, placement agent, technology platforms, investor diligence and similar fees and commissions); investment advisory fees; incentive fees; distributions on the Fund’s shares; administration fees payable under this Agreement; the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; amounts payable to third parties relating to, or associated with, making investments; transfer agent and custodial fees; registration fees; listing fees; taxes; independent director fees and expenses; preparing and filing reports or other documents with the SEC; preparation of any reports, proxy statements or other notices to our stockholders, including printing costs; the Fund’s fidelity bond; directors and officers/errors and omissions liability insurance, and any other insurance premiums; indemnification payments; expenses relating to the development and maintenance of the Fund’s website and use of third party technology platforms (investor hosting and similar platforms and service providers); license fees for software tools and information technology used in connection with the administration of the Fund’s business, direct costs and expenses of administration, including audit and legal costs; and all other expenses reasonably incurred by the Fund or the Administrator in connection with administering the Fund’s business, such as the allocable portion of overhead under this Agreement, including rent, and the allocable portion of the cost of the Fund’s chief financial officer and chief compliance officer and their respective staffs.

5.     Limitation of Liability of the Administrator; Indemnification. The Administrator, its affiliates and their respective directors, officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Fund, and the Fund shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

6.     Activities of the Administrator. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that trustees, officers, employees and stockholders of the Fund are or may become interested in the Administrator and its affiliates, as trustees, directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Fund as officers, trustees, stockholders or otherwise.

7.     Duration and Termination of this Agreement.

(a) This Agreement shall continue in effect for two years from the date hereof and thereafter continue automatically for successive annual periods, but only so long as such continuance is specifically approved at least annually by (i) the Board and (ii) a majority of those members of the Board who are not parties to this Agreement or “interested persons” (as defined by Section 2(a)(19) of the 1940 Act) of any such party.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund’s Board, or by the Administrator, upon 60 days’ written notice to the other party.

(c) This Agreement may not be assigned by a party without the consent of the other party.  The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.     Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties hereto.

9.     Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act, if any. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

10.   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

12.   Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

13.   Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

STELLUS PRIVATE CREDIT BDC

/s/
By:
Title:

STELLUS CAPITAL MANAGEMENT, LLC

BY: [•], its Managing Member

/s/
By:
Title:

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